Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES PLANS TO PURSUE AN INITIAL PUBLIC OFFERING
OF SOLTA MEDICAL

IPO Would Unlock Value in a Medical Aesthetics Leader

Transaction Will Enable Bausch Health to Continue to Execute on its Previously Announced Spinoff of its Bausch + Lomb Eye Health Business

LAVAL, Quebec, Aug. 3, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today announced that it plans to pursue an initial public offering (IPO) of its Solta Medical business (“Solta”). Solta is a leading global provider in medical aesthetics with innovative and effective skin rejuvenation and body contouring solutions, including the Thermage® RF systems, Fraxel® laser, Clear + Brilliant® laser and VASER® ultrasonic systems.

Pursuing an IPO of the Solta business is intended to achieve two important objectives for Bausch Health:
•Enable the Company to pay down debt, which is an important step in the previously announced spinoff of the Bausch + Lomb eye health business from Bausch Pharma1, and
•Unlock the value of this high-growth business and give Bausch Pharma ownership of a valuable financial asset that would compare more favorably to other medical aesthetic companies.

The timing of the anticipated IPO, which will be tied to certain conditions and approvals and the Company’s completion of several important actions, is anticipated to occur in the fourth quarter of 2021 or first half of 2022, subject to market conditions.

Solta, which is currently reported as part of the Ortho Dermatologics segment, had 2020 revenues of $253 million and a revenue CAGR2 of 32% (2017-2020).

Scott A. Hirsch Appointed CEO of Solta Medical
Scott A. Hirsch has been appointed chief executive officer of Solta3 by the Board of Bausch Health. Mr. Hirsch joined Bausch Health in 2016 and currently serves as president, Ortho Dermatologics and OraPharma and as Chief Strategy Officer. He joined Bausch Health from Citadel Investment Group, where he oversaw equity investments and risk management decisions within the Health Care sector at Surveyor Capital.

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1 The remainder of Bausch Health is referred to as “Bausch Pharma” and will assume a new name upon the separation of the Company’s eye health business, Bausch + Lomb.
2 Compound Annual Growth Rate
3 The Company Board has proposed that this individual be appointed CEO of Solta.

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Mr. Paul S. Herendeen will serve as chairman of Solta effective upon the IPO. Mr. Herendeen joined Bausch Health as executive vice president and Chief Financial Officer in 2016 and served in that capacity until June 2021 when he was appointed Advisor to the Chairman and Chief Executive Officer.

As the process commences, the Company will provide additional information on the remainder of the future management team and Board of Directors.

As a publicly traded company, Solta will be domiciled in Canada and is intended to be listed and trade on the Nasdaq stock exchange.

Bausch Health will need to take several steps to facilitate the IPO. There are several important internal and external considerations, approvals and conditions that will drive the ultimate timing and structure of any transaction, including, but not limited to, consideration of one-time costs; capital market conditions; determination of the pro forma capitalization of Solta; finalization of employment terms with certain key personnel; and compliance with U.S. securities laws and stock exchange rules. Many of these considerations, approvals and conditions will be influenced by and/or be dependent on the specific structure that is ultimately selected.

Davis, Polk & Wardwell in the United States and Osler, Hoskin & Harcourt in Canada are acting as lead legal counsels.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Solta Medical
Solta Medical, part of the Ortho Dermatologics business of Bausch Health Companies Inc., is a leading global provider in medical aesthetics that provides innovative and effective skin rejuvenation and body contouring solutions. Solta’s vision is to develop and support trusted aesthetic brands that provide value and lasting growth to physicians and patients. These include the Thermage® RF systems, Fraxel® laser, Clear + Brilliant® laser and VASER® ultrasonic systems. More than six million procedures have been performed with Solta’s portfolio of products around the world.

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements
This news release may contain forward-looking statements about a potential IPO or transaction involving Solta, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, including statements about the timing of completion of the transaction. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the transaction not being timely completed, if completed at all, including due to unfavorable market or other conditions; risks related to the receipt of (or failure to receive) the regulatory approvals required in connection with the transaction and the timing of receipt of such approvals; the possibility that the other approvals for or conditions to the transaction are not received or satisfied on a timely basis or at all; changes in the anticipated timing for closing the

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transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; the ability to retain Solta management team members; risks related to the reaction of customers and other parties to such transaction; the impact of such transaction on relationships with customers, suppliers, employees and other business counterparties; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of Bausch Health’s control. In particular, Bausch Health can offer no assurance that any IPO will occur at all, or that any such transaction will occur on the timelines anticipated by Bausch Health. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual report on Form 10-K and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian securities administrators, which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the COVID-19 pandemic, including a possible resurgence of the virus and variant strains thereof and its impact on access to health care products and services, the availability and use of effective vaccines, the imposition of new social restrictions, disruptions in Bausch Health’s supply chain and distribution channels or the ongoing macroeconomic and health care recovery from the impacts of the COVID-19 pandemic in 2020. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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